Exhibit 99.1

Expion360 Appoints Shawna Bowin as Chief Financial Officer

Veteran Financial and Accounting Professional to Lead Next Phase of Company Growth

REDMOND, OR – September 8, 2025 – Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage, today announced the appointment of Shawna Bowin, Controller of Expion360, as Chief Financial Officer of the Company, replacing Brian Schaffner, Chief Executive Officer, who has also been serving as the Company’s interim Chief Financial Officer.

Ms. Bowin is an accounting professional with over 20 years of progressive experience in accounting and a proven track record serving public and private companies. She joined Expion360 in 2022 as Senior Accountant, and has served as Controller since February 2025, where she has been responsible for overseeing all accounting operations, ensuring accurate financial reporting, maintaining compliance with legal and regulatory requirements, and supporting internal controls. Prior to joining Expion360, Ms. Bowin served as Accounting Manager at Hodge Western Corp., and also served in accounting-related roles with JTS Animal Bedding and American Licorice Company, a large privately held manufacturing company. Bowin holds a Bachelor of Science in Accounting from Linfield College and is pursuing a Master of Business Administration at Louisiana State University – Shreveport’s College of Business.

“We welcome Shawna to the position and are honored to have someone of her caliber and financial skill set serve as our Chief Financial Officer,” said Brian Schaffner, Chief Executive Officer. “Shawna’s leadership as Controller, especially guiding us through the complexities of annual audits, quarterly reviews and SEC reporting, makes her an ideal fit for the role. With her deep knowledge of our business and proven ability to navigate financial and regulatory requirements, I am confident she will excel in this new role. We look forward to her contributions as we continue to execute on our key growth initiatives, with a focus on expanding distribution and advancing our lithium-ion battery technology.”

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles, marine applications, Light EV and residential energy storage.

The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country.

To learn more about the Company, visit expion360.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements included in this press release include, but are not limited to, statements relating to the Chief Financial Officer transition; the Company’s ability to execute on its growth initiatives; and the Company’s future plans for its business and products. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Company Contact:

Brian Schaffner, CEO

541-797-6714

Email Contact

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us